EXHIBIT A
OFFICERS AND DIRECTORS OF PERSONS NAMED IN ITEM 2
Executive Officer (Director) of Smart Hydrogen Inc.

Name	Present Principal Occupation	Citizenship

Sergey Polikarpov	Student, Harvard Business School; Director of Smart Hydrogen Inc.	Russian Federation

Executive Officers of MMC Norilsk Nickel

Name	Present Principal Occupation	Citizenship

Mikhail D. Prokhorov	Chief Executive Officer (General Director) and Chairman of the Management Board of Norilsk Nickel	Russian Federation
Yuri A. Kotlyar	General Director of “RAO Norilsk Nickel” and Member of the Management Board of Norilsk Nickel	Russian Federation
Jokves I. Rozenberg	Deputy General Director and Member of the Management Board of Norilsk Nickel	Russian Federation
Denis S. Morozov	Deputy General Director on Corporate and Legal Issues and Member of the Management Board of Norilsk Nickel	Russian Federation
Dmitry S. Cheskis	Deputy General Director and Member of the Management Board of Norilsk Nickel	Russian Federation
Igor A. Komarov	Deputy General Director and Member of the Management Board of Norilsk Nickel	Russian Federation
Ralph T. Morgan	Deputy General Director and Member of the Management Board of Norilsk Nickel	United States of America
Maksim V. Finsky	Deputy General Director and Member of the Management Board of Norilsk Nickel	Russian Federation
Victor E. Sprogis	Deputy General Director, Head of Marketing and Sales, and Member of the Management Board of Norilsk Nickel	Russian Federation

Board of Directors of MMC Norilsk Nickel

Name	Present Principal Occupation	Citizenship

Andrey A. Klishas	Chairman of the Board of Directors of Norilsk Nickel; Chief Executive Officer (General Director) and Chairman of the Management Board Interros	Russian Federation
Mikhail D. Prokhorov	Chief Executive Officer (General Director) and Chairman of the Management Board of Norilsk Nickel	Russian Federation
Andrey E. Bugrov	Managing Director of Interros	Russian Federation
Vladimir I. Dolgikh	President of the Management Board of the Krasnoyarsk Fellow-countrymen association	Russian Federation
Ekaterina M. Salnikova	Deputy Financial Director on a Corporate Issues of Interros	Russian Federation
Kirill L. Ugolnikov	Director of tax department of JSC “Vneshjurkollegia”	Russian Federation
Morgan Ralph Tavakolian	Deputy General Director and Member of the Management Board of Norilsk Nickel	United States of America
Heinz S. Schimmelbusch	Managing Director of Safeguard International Fund	Austria
Guy de Selliers	Member of the Board of Directors of Wimm Bill Dann and of Solvay S.A.	Belgium

Executive Officer (Director) of Clayburn Development Inc.

Name	Present Principal Occupation	Citizenship
Pasqual Siegfried	Managing Director of Norilsk Holding S.A.	Switzerland
Executive Officer (Director) of Branton Limited

Name	Present Principal Occupation	Citizenship
Maria Lambrianidou	Director of Branton	Republic of Cyprus